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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2001 relating to the financial statements and financial statement schedule of Netegrity, Inc., which appears in Netegrity, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
October 28, 2002